Exhibit 15.12
CONSENT OF QUALIFIED PERSON

Re: Annual Report on Form 20 -F of ArcelorMittal

LLC «KAI», in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2023 (the "2023 20-F"):

a) certifies that we have supervised and validated the preparation of the mineral reserves and mineral resources estimates for ArcelorMittal Kryvyi Rih Open Pit;

b) consents to the use of and references to our name, including our status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2023 20-F and mineral reserves and mineral resources estimates for ArcelorMittal Kryvyi Rih Open Pit; and

c) consents to the incorporation by reference of the 2023 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-256031 on Form F-3 (and any amendments or supplements thereto).

LLC «KAI» is responsible for authoring, and this consent pertains to, the mineral reserves and mineral resources estimates for ArcelorMittal Kryvyi Rih Open Pit. LLC «KAI» certifies that it has read the 2023 20-F and that it fairly and accurately represents the mineral reserves and mineral resources for each property for which it is responsible.

Dated: January 25, 2024

/s/ Mykhailo Nazarenko
Mykhailo Nazarenko
CEO LLC «KAI»
Fellow Australasian Institute of Mining and Metallurgy

CONSENT OF QUALIFIED PERSON

Re: Annual Report on Form 20 -F of ArcelorMittal

LLC «KAI», in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2023 (the "2023 20-F"):

a) certifies that we have supervised and validated the preparation of the Measured, Indicated and Inferred Resources, and Proven and Probable Reserves estimates for ArcelorMittal Kryvyi Rih Underground Mine;

b) consents to the use of and references to our name, including our status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2023 20-F and mineral reserves and mineral resources estimates for ArcelorMittal Kryvyi Rih Underground Mine; and

c) consents to the incorporation by reference of the 2023 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-256031 on Form F-3 (and any amendments or supplements thereto).

LLC «KAI» is responsible for authoring, and this consent pertains to, the mineral reserves and mineral resources estimates for ArcelorMittal Kryvyi Rih Underground Mine. LLC «KAI» certifies that it has read the 2023 20-F and that it fairly and accurately represents the mineral reserves and mineral resources for each property for which it is responsible.

Dated: January 25, 2024

/s/ Mykhailo Nazarenko
Mykhailo Nazarenko
CEO LLC «KAI»
Fellow Australasian Institute of Mining and Metallurgy